Exhibit 99.1

PINNACLE DATA SYSTEMS, INC. NAMES CHRISTOPHER L. WINSLOW

PRESIDENT AND CHIEF OPERATING OFFICER

Winslow Appointed to the Board of Directors

COLUMBUS, Ohio, August 30, 2004—Pinnacle Data Systems, Inc. (PDSi) (AMEX: PNS) announced today that Christopher L. Winslow has been promoted to President and the newly created position of Chief Operating Officer and appointed to the Company’s Board of Directors. The open board seat was created by the resignation of inside director, C. Robert Hahn, who continues in his management role with the company.

John D. Bair, Chairman, CEO and former President, said Winslow’s leadership has been key to the Company’s success in recent years. “Chris brings strategic focus, market knowledge and tactical prowess to his expanded role as President. His 20-year career has been spent growing companies from our size (approximately $30 million in revenue) to the next level (beyond $100 million in revenue) in both sales and general management roles,” Bair said. “Chris clearly knows how to sell our services and is a seasoned leader in scaling operations to deliver at higher sales levels.”

“Bob Hahn is an outstanding team player who has filled several important roles over his ten years with the company and has also been key to our recent success,” continued Bair. “We thank him for his on-going support and continuing commitment to our organization.”

Winslow said the opportunities for PDSi’s growth in the marketplace are significant. “The markets for the full life-cycle services we offer to original equipment manufacturers with electronics in their products are in the billions of dollars,” Winslow said. “Our investments in sales, marketing and supply chain management have, and are expected to, significantly increase our share of those markets. Correspondingly, our overall operational infrastructure and team has grown and developed to meet the demanding requirements of our customer base. Collectively, our ongoing challenge is to continually refine our strategy and improve our execution to realize our full potential. The team is eager to embrace this opportunity and exceed the expectations of our stakeholders.”

About PDSi

PDSi provides technical services, encompassing the development and production of computer systems and components, and the testing and repair of computer systems, components and peripherals, to Original Equipment Manufacturers (OEMs) in, among others, the aerospace, computer, computer peripheral, data storage, digital-imaging, medical diagnostic, process-control, and telecommunications equipment industries. PDSi offers a full range of services to increase product speed to market and engineered product life, and to provide service and support to units in the field through comprehensive product lifecycle management programs encompassing depot repair, advanced exchange, contact center support and end-of-life control. For more information, visit the PDSi Website at www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the size of the markets the Company sells into and the market opportunity to increase sales, and the Company’s ability to significantly increase sales or scale to deliver at higher sales levels. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include changes in general economic conditions, changes in the specific markets for our products and services, adverse business conditions, changes in customer order patterns, increased competition, changes in our business or our relationship with major technology partners, pricing pressures, lack of adequate financing to take advantage of business opportunities that may arise, lack of success in technological advancements, and risks associated with our new business practices, processes and information systems. The Company undertakes no obligations to publicly update or revise such statements.